Exhibit 99.2

Tezampanel Phase IIb Acute Migraine Results October 22, 2007

Forward Looking Statements This presentation contains forward-looking statements or predictions. Such statements are subject to numerous risks, and uncertainties that may cause actual events or results to differ materially from the company's current expectations. Statements regarding TorreyPines Therapeutics’ product candidates are subject to risks and uncertainties regarding development, regulatory approval and commercialization. These and other risks which may impact management’s expectations are described in greater detail in TorreyPines Therapeutics’ annual report on Form 10-K for the year ended December 31, 2006 as well as TorreyPines Therapeutics’ subsequent filings with the Securities and Exchange Commission, including the press release issued on October 22, 2007, which has been filed with the SEC on Form 8-K. TorreyPines Therapeutics undertakes no obligation to publicly release the result of any revisions to such forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Tezampanel SC Phase IIb Study Successfully addressed primary hypotheses Demonstrated statistically significant differences for one dose of tezampanel versus placebo on the primary endpoint of headache pain response at two hours using the pre-specified analysis plan Convergent results on secondary endpoints Tezampanel was safe and well-tolerated at all doses TorreyPines intends to move forward into Phase III Conclusions

Tezampanel SC Phase IIb Study Design Primary objective: identify at least one active dose Design: randomized, DB, PC, parallel-group, dose ranging Sample size: planned 300; randomized 306 at 23 centers Treatment: in-clinic treatment of a single migraine attack Doses: single subcutaneous dose 40 mg, 70 mg, 100 mg, PL Randomization: four arms, 1:1:1:1 ratio Primary efficacy endpoint: headache pain response two hours post-dose Secondary endpoints: measured, but study not powered to detect statistical significance Pre-specified biostatistical analysis plan

Tezampanel SC Phase IIb Study Tezampanel 40 mg dose was statistically significant compared to placebo (p=0.033) on the primary endpoint of headache pain response at two hours post dose At 40 mg, secondary endpoints were statistically significant or trending compared to placebo Nausea or vomiting Photophobia Sum of pain intensity scores Sustained headache response 24 hours Functional disability Composite score of migraine symptoms Key Findings

 0.014b 0.227b 0.056b 0.033a Post-Dose Placebo-40mg Contrast* 22/75 = 29.3 41/75 = 54.7 49/75 = 65.3 44/75 = 58.7 Placebo N=75 10/78 = 12.8 35/78 = 44.9 39/78 = 50.0 61/78 = 78.2 Tezampanel 40mg N=78 Nausea (n/N = %) Phonophobia (n/N = %) Photophobia (n/N = %) Headache Pain Response (n/N = %) Parameter * Full analysis set population; a Hochberg adjusted p-value; b Univariate logistic regression, prevalence at hour 2 with no adjustment for multiplicity Four Key Measures Directionally Aligned Tezampanel SC Phase IIb Study

Adverse Events 4 (5.3) 2 (2.6) 7 (3.1) Dry Mouth 5 (6.7) 6 (7.7) 15 (6.6) Somnolence 4 (5.3) 5 (6.4) 15 (6.6) Dizziness 5 (6.7) 3 (3.8) 9 (3.9) Injection site burning 15 (20) 4 (5.1) 21 (9.2) Injection site pain Placebo N=78 Tezampanel 40mg N= 78 Tezampanel All Doses N=229 Adverse Event N (%) Tezampanel SC Phase IIb Study Full analysis set population; > 5% incidence level for tezampanel (all doses combined) or placebo

Adverse Events Related to Vision 1 (1.4) 0 (0.0) 1 (1.4) Tezampanel 70mg N= 74 1 (1.3) 0 (0.0) 1 (1.3) Tezampanel 100mg N= 77 0 (0.0) 0 (0.0) Visual Disturbance 1 (1.3) 0 (0.0) Visual Acuity Reduced 1 (1.3) 2 (2.6) Vision Blurred Placebo N=75 Tezampanel 40mg N= 78 Adverse Event N(%) Tezampanel SC Phase IIb Study Full analysis set population

Tezampanel SC Development Plan Move forward into Phase III Complete ongoing Phase I multiple dose study Complete ongoing long-term toxicology studies

Migraine Market Estimated 30 million migraineurs in US Of these, 52% have never been diagnosed Only 41% of migraineurs use prescription drugs No migraine therapy with novel MOA introduced in more than a decade * National Center for Health Statistics; American Migraine Study II Large and Underserved - 5.0 10.0 15.0 20.0 25.0 30.0 35.0 Migraine Heart Disease Asthma Diabetes US Prevalence in Millions ...migraine affects more people in the US than heart disease, asthma or diabetes.

Tezampanel SC Phase IIb Study Demonstrated statistical significance for 40 mg of tezampanel versus placebo on the primary endpoint of headache response at two hours Tezampanel was safe and well-tolerated at all doses TorreyPines intends to move forward into Phase III in the second half of 2008 Conclusions